UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 1, 2009

Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2009, Level 3 Communications, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) in connection with the offering and sale of $275,000,000 aggregate principal amount of its 7% Convertible Senior Notes due 2015, Series B (the “New Notes”).  The following table sets forth the aggregate principal amount of New Notes that each Investor has committed to purchase pursuant to the Purchase Agreement.

Investor	Purchase Amount
Loomis, Sayles & Company, L.P. *	$90,000,000

Fairfax Financial Holdings Limited	$75,000,000

Zazove Associates, LLC *	$50,000,000

Steelhead Navigator Master, L.P.	$25,000,000

Fidelity Magellan Fund: Fidelity Magellan Fund	$25,000,000

Fidelity Financial Trust: Fidelity Convertible Securities	$10,000,000

* On behalf of its advisory clients.

The New Notes will mature on March 15, 2015 and pay 7 percent annual cash interest.  The New Notes will be convertible by holders into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an initial conversion price of $1.80 per share (which is equivalent to a conversion rate of 555.5556 shares of Common Stock per $1,000 principal amount of the New Notes), subject to adjustment upon certain events, at any time before the close of business on March 15, 2015.  Holders may require the Company to repurchase all or any part of their New Notes upon the occurrence of a designated event (change in control or a termination of trading) at a price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest to, but excluding, the repurchase date, if any.  In addition, if a holder elects to convert its New Notes in connection with certain changes in control, the Company will pay, to the extent described in the Second Supplemental Indenture (as defined below) governing the New Notes, a make-whole premium by increasing the number of shares deliverable upon conversion of such Notes.

The issuance of the New Notes is subject to other customary closing conditions.

In connection with the offering of the New Notes, the Company has agreed with one of the investors to use its reasonable best efforts to file, within 20 days after the issuance of the New Notes, at the Company’s expense, a shelf registration statement with respect to the resale by such investor of the New Notes, the Common Stock issuable upon conversion of the New Notes and other of the Company’s securities beneficially owned by such investor.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The New Notes will be issued pursuant to an Indenture, dated as of December 24, 2008 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, to be dated as of the closing date of the offering (the “Second Supplemental Indenture”), between the Company and the Trustee.  The Base Indenture was filed as an exhibit to the Company’s Current Report on Form 8-K, filed on December 24, 2008.  A copy of the form of Second Supplemental Indenture is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

None

(b) Pro Forma Financial Information

None

(c) Shell Company Transactions

None

(d) Exhibits

4.1           Form of Second Supplemental Indenture, by and between the Company and The Bank of New York Mellon, as trustee.

10.1         Securities Purchase Agreement, dated as of October 1, 2009, among the Company and the Investors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date: October 2, 2009